UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2026

AMERICAN FUSION, INC.

(Exact name of registrant as specified in its charter)

Texas	000-00000	22-1436279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

401 N. Carroll Ave., Ste. 92
Southlake, TX	76092
(Address of Principal Executive Offices)	(Zip Code)

(480) 788-7420

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 10, 2026, American Fusion, Inc., a Texas corporation (the “Company”), entered into a Consulting Services Agreement (the “Consulting Agreement”) with JRMS Consulting LLC, a Texas limited liability company (“JRMS”). John Gerdin serves as the Manager of JRMS and is the designated individual through whom JRMS provides services under the Consulting Agreement (the “Designated Director”).

Under the Consulting Agreement, JRMS will provide board governance, strategic advisory, corporate finance, business development, and capital markets consulting services to the Company, and will cause Mr. Gerdin to make himself available to serve as a member of the Company’s Board of Directors (the “Board”), subject to his valid appointment or election in accordance with applicable law and the Company’s governing documents. JRMS serves as an independent contractor and not as an employee of the Company. The Consulting Agreement provides that nothing therein limits or modifies the Designated Director’s fiduciary duties to the Company and its stockholders.

The Consulting Agreement expressly provides that neither JRMS nor the Designated Director is required or authorized to engage in any activity that would require registration as a broker, dealer, investment adviser, or other regulated securities professional, and that JRMS is not entitled to any commission, success fee, or other compensation based upon the amount or completion of any financing or securities transaction.

Compensation. As consideration for the services to be rendered under the Consulting Agreement, the Company agreed to provide JRMS with the following:

Cash retainer. A cash retainer of $2,000 per month, payable in accordance with the Company’s normal payroll or accounts payable practices. The Consulting Agreement provides that this retainer is intended to compensate JRMS for Board service, committee participation, meeting attendance, preparation, and related governance responsibilities.

Contingent equity purchase right. A contingent right to acquire shares of the Company’s common stock (the “Right”). The Right vests, and shares become issuable, only upon satisfaction of both of the following conditions: (i) the Company completes a Restructuring Event, and (ii) JRMS remains continuously engaged under the Consulting Agreement through the date the first condition is satisfied (such date, the “Vesting Date”). A “Restructuring Event” is defined as any reverse stock split, forward stock split, recapitalization, reclassification of shares, exchange of outstanding equity securities, or other transaction or series of related transactions that materially alters the Company’s outstanding capitalization or per-share trading price. If either condition is not satisfied, the Right is forfeited in its entirety without consideration.

Upon vesting, the number of shares issuable will be determined by dividing $240,000 by the closing price of the Company’s common stock on the first trading day following the Vesting Date (the “Initial Valuation Price”). Such shares are to be issued within ten business days following the Vesting Date pursuant to a duly authorized Board resolution, at a purchase price of $0.001 per share, payable in cash or, at the Company’s election, by offset against amounts otherwise payable under the Consulting Agreement.

On the one-year anniversary of the Vesting Date, the Company will determine the lowest closing price of its common stock during the ten trading days immediately preceding that anniversary (the “Anniversary Price”). If the Anniversary Price is less than the Initial Valuation Price, the Company will issue to JRMS such additional number of shares as are necessary so that the aggregate value of all shares issued under the Consulting Agreement, calculated using the Anniversary Price, equals $240,000. This adjustment operates automatically as a minimum value backstop, and no reduction, clawback, or forfeiture applies if the trading price of the common stock increases following the Vesting Date. Accordingly, the number of shares ultimately issuable under the Right is not determinable as of the date of this Current Report, and a decline in the trading price of the Company’s common stock between the Vesting Date and the one-year anniversary thereof would increase the number of shares issuable to JRMS and result in additional dilution to existing stockholders.

Prior to issuance, the Right is nontransferable. Shares issued under the Consulting Agreement carry piggyback registration rights in the Company’s next registration statement on Form S-1 or Form 1-A, or any other form on which shares owned by or to be issued to officers or directors are included, subject to customary underwriter limitations. All shares issuable under the Consulting Agreement are to be issued to JRMS unless otherwise mutually agreed in writing.

Term and termination. The Consulting Agreement has an initial term of twelve months and automatically renews for successive six-month periods, or longer upon mutual agreement, unless either party provides written notice of termination at least 30 days prior to the end of the initial or any successive term. Either party may terminate for Cause upon 30 days’ written notice. “Cause” is defined as JRMS, or any officer, director, or control person of the Company, being indicted, arrested, or convicted by any U.S. state or federal court, or being censured, barred, or otherwise formally disciplined by the Securities and Exchange Commission, FINRA, or any state securities commissioner, in each case subsequent to execution of the Consulting Agreement. If terminated for Cause prior to the six-month anniversary, JRMS retains a prorated portion of compensation for services rendered through termination; if terminated for Cause after the six-month anniversary, JRMS retains the entire compensation.

Indemnification and insurance. The Company agreed to indemnify JRMS to the fullest extent permitted by applicable law for losses arising out of its service to the Company in any capacity contemplated by the Consulting Agreement, including service as a director, except to the extent finally determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct. The Company also agreed to advance expenses in connection with covered proceedings upon receipt of an undertaking to repay if indemnification is ultimately unavailable, and to use commercially reasonable efforts to obtain and maintain directors’ and officers’ liability insurance covering JRMS as soon as commercially practicable following the effective date, on terms no less favorable than those provided to similarly situated officers of the Company. These indemnification and advancement rights survive termination of the Consulting Agreement.

The Right, and any shares of the Company’s common stock issuable upon vesting of the Right, were and will be offered, sold and issued to JRMS in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder. JRMS acquired the securities for investment only and not with a view to, or for sale in connection with, any distribution thereof. Mr. Gerdin, the Manager of JRMS, is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction. The Consulting Agreement is governed by Texas law. The foregoing description of the Consulting Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors.

On August 11, 2026, the Board appointed John Gerdin as a member of the Board, effective as of that date, to serve until the next annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal. Mr. Gerdin will also serve as a Strategic Advisor to the Company.

The Board has determined that Mr. Gerdin qualifies as an independent director under the standards the Company has adopted for Board service.

As of the date of this Current Report, Mr. Gerdin has not been appointed to any committee of the Board. The Board expects to determine committee assignments at a later date.

Mr. Gerdin has nearly three decades of experience in international finance, financial structuring, and cross-border advisory work spanning Europe, Asia, and North America. He has served as Head of International Business and Growth at Recon Group AI since 2023 and served as a Senior Consultant to Kepler Aerospace from 2015 to 2025. He has also served as a Portfolio Advisor with Belmont Equity, First Swiss, and Strategic Capital Partners, each based in Zurich, Switzerland. Mr. Gerdin’s advisory work has centered on the technology and mining sectors, including the evaluation of technology companies at the research and development stage. Mr. Gerdin serves as the Manager of JRMS Consulting LLC.

Mr. Gerdin was appointed to the Board pursuant to the Consulting Agreement described in Item 1.01 of this Current Report, which provides that JRMS will cause Mr. Gerdin to make himself available to serve as a member of the Board. Other than the Consulting Agreement, there is no arrangement or understanding between Mr. Gerdin and any other person pursuant to which he was appointed as a director.

There are no family relationships between Mr. Gerdin and any director or executive officer of the Company.

Related person transaction. The Consulting Agreement is a transaction in which a related person has a direct or indirect material interest and is required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Gerdin is the Manager of JRMS, the counterparty to the Consulting Agreement, and all compensation payable under the Consulting Agreement is payable to JRMS. The material terms of the Consulting Agreement, including the compensation payable thereunder, are described under Item 1.01 of this Current Report and incorporated herein by reference. Other than the Consulting Agreement, there are no transactions between the Company and Mr. Gerdin, or any member of his immediate family, that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The information set forth under Item 5.02 of this Current Report describing the compensatory arrangements applicable to Mr. Gerdin’s Board service is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 10, 2026, the Company issued a press release announcing the appointment of Mr. Gerdin to the Board of Directors as an independent director and Strategic Advisor.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Consulting Services Agreement, dated August 11, 2026, between American Fusion, Inc. and JRMS Consulting LLC

99.1	Press Release, August 10, 2026, issued by the Company

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2026	AMERICAN FUSION, INC.

	By:	/s/ Richard C. Hawkins
Chief Executive Officer